Exhibit 10.32

                             AGREEMENT NO. 47189-3




                                    BETWEEN




                       THE DEPARTMENT OF WATER AND POWER
                           OF THE CITY OF LOS ANGELES




                                      AND




                              APPLIANCE RECYCLING
                      CENTERS OF AMERICA - CALIFORNIA INC.




                               SEPTEMBER 24, 2002

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                          APPLIANCE RECYCLING AGREEMENT
                          -----------------------------


                               Table of Contents
                               -----------------

Section  Title                                                        Page
-------  -----                                                        ----
1.0      AGREEMENT.....................................................2
2.0      RECITALS......................................................2
3.0      DEFINITIONS...................................................3
4.0      STATEMENT OF WORK.............................................5
5.0      GENERAL CONDITIONS............................................8
6.0      COMPENSATION..................................................14
7.0      BUSINESS POLICIES.............................................15
8.0      INSURANCE REQUIREMENTS........................................19
9.0      INVOICES......................................................23
10.0     CONFLICTS.....................................................24
11.0     MONITORING OF WORK............................................24
12.0     TITLE TO WORK.................................................25
13.0     SECTION HEADINGS..............................................27
14.0     SIGNATURE OF AUTHORIZING AGREEMENT............................28




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                          APPLIANCE RECYCLING AGREEMENT

1.0      AGREEMENT

1.1      PARTIES

                  This Agreement is made and entered into by and between APPLIANCE RECYCLING CENTERS OF AMERICA - CALIFORNIA (ARCA), INC. 1920 Acadia Avenue, Compton, California 90020, (hereinafter referred to as "Contractor") and the Department of Water and Power of the City of Los Angeles (hereinafter referred to as "Department"); Contractor and the Department are sometimes hereinafter referred to individually as "Party" and collectively as "Parties'.

2.0      RECITALS

         The Agreement is entered into with reference to the following facts, among others:

         2.1 The Department desires to promote energy efficient refrigerators to its customers through its Low Income Refrigerator Exchange Program (LIREP), which provides free super efficient refrigerators (New Refrigerators) to qualifying customers in exchange for their older, working refrigerators, which will be recycled.

         2.2 The Department also desires to remove older working inefficient second Refrigerators and Freezers (Second Refrigerators and Freezers) through its Refrigerator Turn-In and Recycling Program (RETIRE) that qualifying Customers turn-in for recycling and disposal.

         2.3 The Department envisions implementing the LIREP and RETIRE Programs for the purpose of saving energy, reducing peak demand, lowering Department customers' energy bills, transforming the market for energy-efficient appliances and providing additional public environmental benefits.

         2.4 The Department desires that the Contractor provide services to ensure the safe, effective, and lawful recovery and recycling or lawful disposal, as necessary, of HCFC/CFC refrigerants, CFC-11 foam insulation blowing agent, PCBs, mercury, used oils and any other Hazardous Materials found in older inefficient Refrigerators and Freezers, as well as the recycling of all scrap metals.

         2.5 The Department has solicited responses from potentially qualified vendors through a Request for Proposals and has determined that the Contractor is the party best qualified to provide the Department with the required appliance recycling services in support of the above programs and is qualified to provide other related services described in this agreement.




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3.0      DEFINITIONS

         The following terms, whether in the singular or in the plural, when used in this Agreement, shall have the meanings specified:

         3.1 Agreement: This document, the terms and condition contained in this agreement as may be amended and supplemented.

         3.2 Appliance Delivery and Removal Contractor: The entity contracted by the Department to deliver New Refrigerators and pick-up replaced Primary or Second Refrigerators and Freezers from Program Participants.

         3.3 Approved Customers: Those entities approved to participate in the LIREP or RETIRE programs based on established eligibility criteria set by the Department. Such entities may include residential, multi-family residential and low-income customers of the Department.

         3.4 CFCs/HCFCs: Chlorofluorocarbon and Hydrochlorofluorocarbon refrigerants found in Refrigerator and Freezer cooling systems.

         3.5 CFC-ll: Chlorofluorcarbons contained in Refrigerator and Freezer insulating foam.

         3.6 Change Order: document issued by the Department to Contractor to change the Agreement.

         3.7 Contract Administrator: The Department's authorized representative for this Agreement as specified in Section 5.5.

         3.8 Contract Period: The period beginning with the time of effectiveness date as defined in Section 5.1.4, and extending through October 31, 2005, or as extended by mutual agreement of the Parties.

         3.9 Documentation: Specifications, procedures, instructions, reports, test results, analyses, calculations, manuals, and other data specified in this Agreement, and any amendment to this Agreement, as required by any legal entity having jurisdiction over the Work.

         3.10 Freezer: A freezer which provides supplementary cold storage to a primary freezer or to the freezer section located within the Primary Refrigerator in a residential household.

         3.11 Hazardous Materials: Any substance or material which has been designated as hazardous or toxic by the U.S. Environmental Protection Agency or the California Department of Toxic Substances Control now or hereinafter authorized to regulate materials in the environment, including, but not limited to "Materials which require special handling," as defined in California Public Resources Code and the California Health and Safety Code, which is contained in or is derived from the Refrigerators or Freezers.





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         3.12     "Low-Income Refrigerator Exchange Program": Department Program
                  that is supported by Work covered by this Agreement, also referred to as LIREP Program.

         3.13 Mercury: Mercury-containing Components such as lid tilt-switches found in Freezers.

         3.14     PCBs: Polychlorinated Biphenyls.

         3.15 Primary Freezer: Freezer utilized by the Customer as the principal means of storing frozen foods in the residence.

         3.16 Primary Refrigerator: Refrigerator utilized as the principal means of storing frozen foods in the residence.

         3.17 Programs: Incentive Programs such as the LIREP and RETIRE Programs or other Programs that may be implemented by the Department for the purpose of promoting energy efficient appliances to its customers and the removal and environmentally sound recycling of replaced older, inefficient appliances from the Department Customers' residences.

         3.18 Program Participants: Approved Customers selected by the Department to participate in the Program who agree to turn in old Primary Refrigerators and/or Second Refrigerators or Freezers.

         3.19 Recycling Center: The site at which Refrigerators and Freezers are processed in an environmentally sound manner to legally remove, dispose of and/or recycle CFCs, CFC Foam Insulation, HCFCs, CFC 11, PCBs, mercury, used oils, and other Hazardous Materials.

         3.20     Refrigerator Turn-In and Recycling Program (RETIRE):
                  Department Program that is supported by Work covered by this Agreement, also referred to as RETIRE Program.

         3.21 Second Freezer: Surplus or spare freezer utilized by Approved Customer concurrently with primary refrigerator and/or freezer.

         3.22 Second Refrigerator: Surplus or spare refrigerator utilized by Approved Customer concurrently with primary refrigerator.

         3.23 Subcontractor: An entity contracting directly with Contractor to furnish services or materials as part of, or directly related to, the Work.

         3.24 Work: Any and all obligations of Contractor to be performed pursuant to this Agreement which includes but is not limited to: (1) Proper removal


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                  and management of CFC/HCFC refrigerants, CFC-ll found in foam insulation blowing agent, PCBs, mercury, and used oils from collected Refrigerators and Freezers; 2) handling, storage and legal disposal of removed Hazardous Materials; 3) recycling of metals, CFCs,/HCFCs, CFC 11, mercury, used oils and all other materials that can be recycled and 4) proper disposal of all materials that cannot be recycled in an environmentally sound manner and in accordance with all applicable laws.

4.0      STATEMENT OF WORK

         4.1      Services to be Performed

                  The Contractor hereby agrees to provide the following services to the Department pursuant to the terms and conditions of this
                  Agreement:

                  4.1.1 Assist the Department in developing and implementing Program protocols, procedures and coordination activities for: 1) Contractor's employees and subcontractors and 2) Department employees and subcontractors;

                  4.1.2 Receive from the Department's Appliance Delivery and Removal Contractor Primary Refrigerators and/or Second Refrigerator or Freezers turned-in by Program Participants for recycling and/or disposal;

                  4.1.3 Recycle all removed Refrigerators and Freezers including: 1) Proper removal and management of CFC/HCFC refrigerants, CFC-11 found in foam insulation blowing agent, PCBs, mercury, and used oils from collected Refrigerators and Freezers; 2) handling, storage and legal disposal of removed Hazardous Materials; 3) recycling of metals, CFCs,/HCFCs, CFC 11, mercury, used oils and all other materials that can be recycled and 4) proper disposal of all materials that cannot be recycled in an environmentally sound manner and in accordance with all applicable laws; and

4.1.4    Provide reporting to the Department as specified herein.

         4.2      Program Mechanics

                  4.2.1 The Department's Appliance Delivery and Removal Contractor shall collect and transport to the Recycling Center all Primary and Second Refrigerators and Freezers turned-in by Program Participants.

                  4.2.2 The Contractor shall receive and accept all Primary Refrigerators and/or Second Refrigerator or Freezers turned-in for proper disposal and/or recycling as specified in this Agreement.


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                  4.2.3    Documentation and records of all refrigerators and
                           freezers received, services provided and work performed shall be maintained by the contractor and included in the monthly reports to the Department as specified herein.

         4.3      Contractor's Responsibilities

                  4.3.1    Warranty

                           Contractor warrants to the Department that the Work shall be performed in a competent manner, in accordance with this Agreement, and that the that the handling, storage, recycling, and disposal of the Primary/Second Refrigerators and Freezers and Hazardous Materials shall be in accordance with (a) the requirements of this Agreement and (b) applicable local, state, and federal laws and regulations in effect at the time the work is performed.

                  4.3.2 Contractor shall be solely responsible for all methods, techniques, sequences, and procedures for the recovery, storage and disposal and/or recycling of all CFCs/HCFCs, CFC-11, PCBs, mercury, used oil, scrap metals, and hazardous materials found in Refrigerators and Freezers turned-in by Program Participants.

                  4.3.3 Contractor shall document and maintain records for services under this Agreement as follows:

                           a) A monthly Reporting System for recording, documenting and reconciling
                                    Refrigerator/Freezer deliveries made by the
                                    Department's Appliance Delivery and Removal
                                    Contractor.

                           b) Program Work Order Form to collect data such as:

                                    i)      Primary/Second Refrigerator or
                                            Freezer manufacturer's name and
                                            quantities;

                                    ii)     Primary/Second Refrigerator or
                                            Freezer style, defrost type, size
                                            and estimated age;

                                    iii)    Identification of Primary/Second
                                            Refrigerators and Freezers
                                            containing CFC-11 foam insulation;

                  4.3.4 Compilation of data in Section 4.3.3 shall be in electronic mode, employing the Contractor's Database software program with online and real-time access capability. Data shall be provided to



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                           the Department in both hard copy and electronic
                           format (e.g. Microsoft Excel) acceptable to the Department.

         4.4      Reporting Requirements

                  Contractor shall provide the Department with reports for the services performed under this Agreement as follows:

                  4.4.1    A monthly report, provided no later than the fifteen
                           (15) days following the end of the previous month, listing the number of Primary and Second Refrigerators or Freezers processed through the Recycling Center during the previous month and containing size in cubic feet, year of manufacture, style, age and defrost type of each Primary/Second Refrigerator or Freezer.

                  4.4.2 A quarterly report, presented within fifteen (15) days of the new quarter, which shall include, but not limited to:

                           a) An estimated breakdown of the amount of refrigerant recovered (in pounds by type);

                           b) An estimated breakdown of the number of pounds of capacitors recovered;

                           c) A breakdown of the number and size of polyurethane- foam containing refrigerators or freezers which were processed for CFC-11 recovery (in pounds of CFC-11 recovered);

                           d) An estimated weight of metals and recyclable materials;

                           e) An estimate of the Monthly subtotal and cumulative annual energy consumption for all refrigerators recycled under this Contract to date; and

                  4.4.3 Program summary reports provided no later than fifteen (15) working days following the end of a twelve month period specified by the Department, covering all the activities requested in the monthly reports plus information from any incomplete month.

                  4.4.4    Special and Non-recurring Reports

                           Upon reasonable written request from an authorized representative of the Department, Contractor may be asked to prepare special and nonrecurring reports during course of the Program. Such report content may be developed by the parties in anticipation of requests from the Board, internal Department audits, or compilation of data relevant to program activities.



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5.0      GENERAL CONDITIONS

         5.1      Integrated Agreement
                  This Agreement sets forth all of the rights and duties of the parties with respect to the subject matter hereof, and replaces any and all previous agreements, or understandings, whether written or oral, relating thereto.
                  This Agreement may be amended only as provided for in paragraph 5.1.1 hereof.

                  5.1.1 Amendment. All amendments hereto shall be in writing and signed by the persons authorized to bind the parties thereto.

                  5.1.2    Prohibition Against Assignment or Delegation

                           The Contractor may not, unless it has first obtained the written permission of the Department, which may be withheld for any reason:

                           a) assign or otherwise alienate any of its rights hereunder, including the right to payment, or

                           b) delegate, subcontract, or otherwise transfer any of its duties hereunder.

                  5.1.3    Non-Waiver of Agreement

                           The Department's failure to enforce any provision of this Agreement or the waiver thereof in a particular instance shall not be construed as a general waiver of any part of such provision. The provision shall remain in full force and effect.

                  5.1.4    Time of Effectiveness

                           Unless otherwise provided, this Agreement shall take effect when all the following events have occurred:

                           a) this Agreement has been signed on behalf of the Contractor by the person(s) authorized to bind the Contractor hereto;

                           b) this Agreement has been signed on behalf of the Department by the person designated by the Board, officer or employee authorized to enter into this Agreement;

                           c)       the Office of the City Attorney has
                                    indicated in writing its approval of this Agreement as to form and legality; and


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                           d)       this Agreement has been approved by the
                                    City's Councilor by the Board, officer, or employee authorized to give such approval.

                  5.1.5    Independent Contractor

                           The Contractor is acting hereunder as an independent contractor and not as an agent or employee of the Department. The Contractor shall not represent or otherwise hold out itself or any of its directors, officers, partners, employees, or agents to be an agent or employee of the Department.

                  5.1.6 Applicable Law, Interpretation, Enforcement and Severability.

                           Each party's performance hereunder shall comply with all applicable laws of the United States of America, the State of California, and the City of Los Angeles. This Agreement shall be enforced and interpreted under the laws of the State of California and the City of Los Angeles with venue for any litigation in Los Angeles, California.

                           If any part, term or provision of this Agreement shall be held void, illegal, unenforceable, or in conflict with any law of a Federal, State, or Local Government having jurisdiction over this Agreement, the validity of the remaining portions or provisions shall not be affected thereby.

         5.2      Personnel

                  5.2.1    Staff Size

                           The size of the staff employed by the contractor in the performance of the services shall be kept consistent with the services and schedules as described in this Agreement.

                  5.2.2    Identification of Key Personnel

                           The Contractor shall furnish the Department the names, titles, and qualifications of its key project personnel.

                  5.2.3    Approval of Key Personnel

                           The Contract
                           Administrator will have the right to interview and approve personnel. Resumes of individual personnel will be reviewed and approved by the Department's Contract Administrator before the individual can be assigned work.

                  5.2.4    Changes in Key Personnel

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                           The Contractor shall minimize changes to key project
                           personnel. The Department shall have the right to request key personnel changes and to review and approve key project personnel changes proposed by the Contractor. The Department's approval of key personnel assignments and changes shall not be unreasonably withheld.

         5.3      Subcontractors

                  5.3.1    Subcontracts/Joint Participation Agreement

                           With prior approval of the Department, the Contractor may enter into subcontracts and joint participation agreements with others for the performance of portions of this Agreement. The Contractor shall at all times be responsible for the acts and errors or omissions of its subcontractors or joint participants and persons directly or indirectly employed by them. Nothing in this Agreement shall constitute any contractual relationship between any others and the Department or any obligation on the part of the Department to pay, or to be responsible for the payment of, any sums to any subcontractors.

                  5.3.2    Copies of Subcontractor Agreement

                           Upon written request from the Contract Administrator, the contractor shall supply the Department with all subcontractor agreements.

                  5.3.3    Provisions Binding on Subcontractors

                           The provisions of this Agreement shall apply to all Subcontractors providing service in connection with the Work to be bound by general terms and conditions protecting the Department which are equivalent to the terms and conditions of this Agreement. In particular the Department will not pay, even indirectly, the fees and expenses of a subcontractor which do not conform to the limitations and documentation requirements of this Agreement.

         5.4      Contractor's Quality Assurance Program

                  The Contractor shall perform the work in accordance with the Contractor's Quality Assurance Program, which shall be subject to review, approval, and audit by the Department. The Contractor's work shall reflect competent professional knowledge, judgment, and accepted industry practice. The Contractor shall promptly correct, or remedy any work, errors or omissions, at its sole expense, which do not conform to the provisions of this Agreement.

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         5.5      Representatives and Notices

                  Any notice, demand, or request directed to the Department shall be delivered to:

                           DEPARTMENT OF WATER AND POWER
                           CITY OF LOS ANGELES
                           Reynaldo D. Reyes
                           Contract Administrator
                           111 North Hope Street, Room 1063
                           Los Angeles, California 90012-2194

                  Any notice, demand, or request directed to the Contractor shall be delivered to:

                           APPLIANCE RECYCLING CENTERS OF AMERICA -
                           CALIFORNIA, INC.
                           Jim Kirwan
                           General Manager - ARCA California
                           1920 Acacia Avenue
                           Compton, CA 90220

                  Such correspondence shall be in writing, except as specified elsewhere in this Agreement. General correspondence will be deemed complete upon receipt.

                  5.5.1    Change of Address or Representatives

                           Either party, by written notice, may designate different or additional person(s) or different addresses.

                  5.5.2    Excusable Delays

                           In the event that performance on the part of any party hereto shall be delayed or suspended as a result of circumstances beyond the reasonable control and without the fault and negligence of said party, none of the parties shall incur any liability to the other parties as a result of such delay or suspension. Circumstances deemed to be beyond the control of the parties hereunder shall include, but not be limited to acts of God or the public enemy; insurrection; acts of the Federal Government or any unit of State or Local Government in either sovereign or contractual capacity; earthquakes, fires; floods; epidemics; quarantine restrictions; strikes; freight embargoes or delays in transportation; to the extent that they are not caused by the party's willful or negligent acts or omissions, and to the extent that they are beyond the party's reasonable control.



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                  5.5.3    Breach

                           Except for excusable delays, if any party fails to perform, in whole or in part, any promise, covenant, or agreement set forth herein, or should any representation made by it to be untrue, any aggrieved party may avail itself of all rights and remedies, at law or equity, in the courts of law. Said rights and remedies are cumulative of those provided for herein except that in no event shall any party recover more than once, suffer a penalty or forfeiture, or be unjustly compensated.

         5.6      Permits, Codes, And Statutes

                  5.6.1 Contractor shall perform the Work set forth in this Agreement in accordance with all applicable Federal, state, and local laws, rules, and/or ordinances. Prior to performance of any services, Contractor shall, at its own cost, have obtained, and shall have required all Subcontractors to obtain, all licenses and permits required by law, rule, regulations, and ordinance, or any of them, to engage in the activities required in connection with this transaction.

                  5.6.2 Contractor shall comply with all applicable local, state, and federal safety and health laws in effect in the date of this agreement, including, but not limited to EPA, California EPA, RCRA, the Occupational Safety and Health Act of 1970 (OSHA), and all standards, rules, regulations, and orders issued pursuant to such local, state, and federal safety and health laws. Should any such law, rule, or regulation be enacted or promulgated subsequent to the date of this Agreement, which renders Contractor's performance impractical, Contractor and the Department shall amend this Agreement to reasonably compensate Contractor for its additional costs.

5.7      Suspension and Termination

                  5.7.1    Suspension of Work

                           The Contract Administrator may orally direct the Contractor to suspend, and to subsequently resume performance of all or any part of the work. Such direction shall be confirmed by a Change Order or a revision to a task assignment if such suspension impacts the cost of the work and/or work completion schedule. The Department shall complete the payments due for the suspended work up to the effective date of suspension notice and shall resume payments effective as of the work resumption date.



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                  5.7.2    Termination of Agreement

                           5.7.2.1  Cancellation Without Cause

                                    This Agreement may be canceled by the
                                    Department, without cause, on 30 calendar days' written notice or at any time by mutual agreement of the parties. Said notice, on the Department's behalf, will be given by the Contract Administrator. Upon receipt of such notice, the Contractor shall immediately stop all work under this agreement. The Contractor shall be entitled to payment for all services performed to date of cancellation and shall be compensated at the established rates for completing all task assignments and work in progress as of the date of receipt of the written cancellation notice. The Contractor shall then deliver to the Department, in an organized and usable form, all work done prior to the date of cancellation.

                           5.7.2.2  Termination Due to Expenditure Limit

                                    This Agreement will automatically terminate
                                    if expenditures reach the limit of
                                    $1,750,000.00

                           5.7.2.3  Expiration of Agreement

                                    Unless amended by mutual agreement of the Parties, this Agreement expires on October 31, 2005.

                           5.7.2.4  Termination of the Services of any Person.

                                    If the Department no longer requires the services of a particular person(s) supplied by the Contractor, the Department may terminate the services immediately upon written notice to the contractor.

         5.8      Patents, Copyrights and Trademarks

                  The Contractor shall fully indemnify the Department against any and all liability whatsoever by reason of any alleged infringement of any patent, copyright, or trademark on any hardware, software, firmware, equipment or instrumentation used by the Contractor in the construction of the work, or by reason of any intended use under these specifications by the Department of any hardware, software, firmware, equipment or instrumentation furnished under this contract; provided, however, that the contractor shall have no liability to the Department under any provision of this Article with respect to any claim of patent, copyright, or trademark infringement which is based upon the combination or utilization of the Contractor's hardware, software, firmware, equipment or instrumentation

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                  with hardware, software, firmware, equipment or
                  instrumentation not made by the Contractor; or the modification by the Department of hardware, software, firmware, equipment or instrumentation furnished hereunder.

                  The Contractor shall have the sole control of the defense and all negotiations for settlement or compromise of any action or claim of any alleged infringement of any patent, copyright, or trademark on hardware, software, firmware, equipment or instrumentation used by the Contractor in the designing, fabrication, and delivery of the deliverables as specified herein to the extent that such control is not consistent with the provisions of Article IV, Section 42 of the Los Angeles City Charter, but in any event the Contractor shall have the right to participate fully in such defense. The Department and the Contractor shall mutually agree to any settlement or compromise of such action.

         5.9      Express Warranty Provision

                  Contractor warrants that the software furnished hereunder shall be free from significant programming errors and form defects in workmanship and materials and shall operate in conformity with the performance capabilities, specifications, functions and other descriptions and standards applicable thereto as set forth in this Agreement; and that the software shall conform to standards generally observed in the industry for similar software (including source code) so long as Contractor can discharge any warranty obligations notwithstanding such modifications or following their removal by the Department.

6.0      COMPENSATION

         6.1      Specific Rates of Compensation

                  Upon satisfactory performance of the services required herein, the Department agrees to pay and the contractor agrees to accept in full satisfaction thereof the actual cost of services rendered payable at the rates set forth. The prices shall remain in effect through October 31, 2005, unless amended by mutual agreement of the Parties.

         6.2      Payment - Additional Services

                  Payment for additional services and expenses not identified but related to and required in the implementation of the Programs, shall be negotiated between the parties and implemented by an amendment to the Agreement.


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         6.3      Expenditure Limits

                  The total amount of this Agreement shall not exceed $ 1,750,000.00 without further appropriation to this Agreement by the Board of Water and Power Commissioners of the City of Los Angeles.

7.0      BUSINESS POLICIES

         7.1      LADWP Recycling Policy

                  LADWP supports the use of recycled-content products of all types. Recycled-content products help conserve natural resources, including water and energy, and reduce demands upon landfills.

                  The Contractor shall submit all written documents on paper with a minimum of 30 percent post-consumer recycled content. Existing company/corporate letterhead/stationery that accompanies these documents is exempt from this requirement. Documents of two or more pages in length shall be duplex-copied (double-sided pages). Neon or fluorescent paper shall not be used in any written documents submitted to the Department.

         7.2      Affirmative Action

                  During the performance of any contract, the Contractor shall not discriminate in its employment practices against any employee or applicant for employment because of race, religion, national origin, ancestry, sex, age or physical handicap. All subcontracts awarded under such contract shall contain a like nondiscrimination provision. The applicable provisions of Executive Order NO. 11246 of September 24. 1965;
                  Part 60-741 of 41 CFR pertaining to handicapped workers, including 60-741.4 Affirmative Action Clause; and Section 10.8 to 10.13 of the Los Angeles Administrative Code pertaining to nondiscrimination in employment in the performance of City contracts are incorporated herein by reference and made a part hereof as if they were fully set forth herein.

         7.3      Minority and Women Business Enterprise (MBE/WBE) Outreach
                  Program

                  It is the policy of the Department to provide Minority Business Enterprises (MBEs), Women Business Enterprises (WBEs) and all other business enterprises an equal opportunity to participate in the performance of all Department contracts. The Contractor shall assist the Department in implementing this policy and shall use its best effort to attain MBE and WBE participation of 15 percent and 7 percent, respectively, and to ensure that all available business enterprises, including MBEs and WBEs, have an equal opportunity to compete for and participate in the work of this agreement.

                  7.3.1    MBE/WBE Defined

                           "Minority Business Enterprise" (MBE) or "Women Business Enterprise" (WBE), as used herein means a business enterprise that meets both of the following criteria:

                           a) A business that is at least 51 percent owned by one or more minority person(s) or women or, in the case of any business whose stock is publicly held, at least 51 percent of the stock is owned by one or more minority person(s) or women.

                           b) A business whose management and daily business operations are controlled by one or more minority person(s) or women.

                  7.3.2    Efforts to Obtain Participation

                           Efforts to obtain participation of MBEs, WBEs, and other business enterprises could reasonably be expected to produce a level of participation by interested subcontractors, including 15 percent MBEs and 7 percent WBEs. Good faith efforts to reach out to MBEs, WBEs, and all other business enterprises shall be determined by the following factors:

                           1. Meetings with MBEs, WBEs, associations representing MBEs, WBEs and other groups.

                           2. Identification of selected portions of the work to be performed by subcontractors in order to provide participation by MBEs, WBEs, and other business enterprises. The contractor shall, when economically feasible, divide total contract requirements into small portions or quantities to permit maximum participation of MBEs, WBEs, and other business enterprises.

                           3. Requests for proposals from interested business enterprises or proposals in newspapers, trade association publications, minority or trade-oriented publications, trade journals, or other appropriate media.

                           4. Providing written notice to those business enterprises, including MBEs and WBEs, having an interest in participating in this Agreement. The contractor shall document that invitations were sent to available MBEs, WBEs, and other business enterprises for each portion of the work.

                           5. Documenting efforts to follow up initial solicitations of interest by contacting the business enterprises to determine whether the enterprises are interested in participating in the work.

                           6. Providing interested enterprises with information about the plans, specifications, and requirements for the selected subcontracting work.

                           7. Requesting assistance from organizations that provide assistance in the recruitment and placement of MBEs, WBEs, and other business enterprises.

                           8. Negotiating in good faith with interested MBEs, WBEs, and other business enterprises and not unjustifiably rejecting proposals prepared by any enterprise. As documentation, the bidder shall submit a list of all documentation, the bidder shall submit a list of all sub bidders for each portion of potential work for MBEs, WBEs, and other business enterprises.

                           9. Documenting efforts to advise and assist interested MBEs, WBEs and other business enterprises in obtaining bonds, lines of credit, or required insurance.

         7.3.3    Program Documentation

                  The Contractor shall submit quarterly reports to the Contract Administrator demonstrating compliance with the Department's Outreach Program, and make related records available to the Department upon request. The Reports shall be submitted on Department forms which can be obtained from the Contract Administrator, and show the following:

                  a)       the name of each participating subcontractor;

                  b) description of the work each subcontractor has contracted to perform;

                  c) the percentage of completion for the work under each subcontract;

                  d) the compensation contracted to be paid to each subcontractor (attach a copy of subcontractor's invoice);

                  e) the cumulative compensation earned by each subcontractor; and

                  f) the cumulative compensation paid to each subcontractor.

         7.4      Service Contract Worker Retention and Living Wage Policy

                  7.4.1    General Provisions

                           This contract is subject to the Service Contract Worker Retention Ordinance (SCWRO), Section 10.36 et seq, and the Living Wage Ordinance (LWO), Section
                           10.37 et seq of the Los Angeles Administrative Code. The Ordinances require that, unless specific exemptions apply, all employers who are awarded service contracts that involve expenditures in excess of $25,000 and have a duration of at least three months; and any persons who receive City financial assistance of one million dollars or more in any 12 -month period, shall comply with the following provisions of the ordinance:

                           (a) Retention for a 90-day transition period, the employees who were employed for the preceding 12 months or more by the terminated contractor or subcontractor, if any, as provided for in the SCWRO;

                           (b) Payment of a minimum initial wage rate to employees as defined in the LWO, of $7.99 per hour, with health benefits of at least $1.25 per hour, or otherwise $9.24 per hour without benefits.

                  7.4.2    Termination Provisions

                           Under the provisions of Section 10.36.3 (c) and
                           Section 10.37.5 (c) of the Los Angeles Administrative Code, the Department of Water and Power, shall have the authority, under appropriate circumstances, to terminate this contract and otherwise pursue legal remedies that may be available, if the Department of Water and Power determines that the subject Contractor or financial assistance recipient violated the provisions of the referenced Code Section.

                  7.4.3    Invoice Provisions

                           All invoices related to SCWRO and LWO Contracts shall contain the following statement:

                           "The Contractor fully complies with Section 10.36 et. seq. And Section 10.37 et. seq., SCWRO and LWO, respectively, of the Los Angeles Administrative Code."

         7.5      Child Support Policy

                  The Contractor and any Subcontractor(s) must fully comply with all applicable State and Federal employment reporting requirements for the Contractor's and any Subcontractor(s)' employees. The contractor and any Subcontractor(s) must fully comply with all lawfully served Wage and Earnings Assignment Orders and Notices of Assignment in accordance with the California Family Code. The Contractor and any Subcontractor(s) must certify that the principal owner(s) thereof (any person who owns an interest of 10 percent or more) are in compliance with any Wage and Earnings Assignment Orders or Notices of Assignment applicable to them personally. The Contractor and any Subcontractor(s) must certify that such compliance will be maintained throughout the term of the Contract.

                  Failure of the Contractor and/or any Subcontractor(s) to fully comply with all applicable reporting requirements or to implement lawfully served Wage and Earnings Assignments or Notices of Assignment or failure of the principal owner(s) to comply with any Wage and Earnings Assignments or Notices of Assignment applicable to them personally shall constitute a default under the Contract. Failure of the Contractor and/or any Subcontractor(s) or principal owner(s) thereof to cure the default within 90 days of notice of such default by the City shall subject the Contract to termination.

8.0      INSURANCE REQUIREMENTS

         8.l      General Insurance Coverage

                  Prior to the start of work, but not later than 30 days after the date of award of contract, the Contractor shall furnish the Department evidence of coverage from insurers acceptable to the Department and in a form acceptable to the Risk Management Section and the Office of the City Attorney. Such insurance shall be maintained by the Contractor at the Contractor's sole cost and expense.

                  Such insurance shall not limit or qualify the liabilities and obligations of the Contractor assumed under the contract. The Department shall not by reason of its inclusion under these policies incur liability to the insurance carrier for payment of premium for these policies.

                  Any insurance carried by the Department which may be applicable shall be deemed to be excess insurance and the Contractor's insurance is primary for all purposes despite any conflicting provision in the Contractor's policies to the contrary.

                  Said evidence of insurance shall contain a provision that the policy cannot be canceled or reduced in coverage or amount without first giving 30 calendar days' notice thereof (10 days for non-payment of premium) by registered mail to The Office of the City Attorney, Water and Power Division, Post Office Box 51111, JFB Room 340, Los Angeles, California 90051-0100.

                  Should any portion of the required insurance be on a "Claims Made" policy, the Contractor shall, at the policy expiration date following completion of work, provide evidence that the "Claims Made" policy has bee renewed or replaced with the same limits, terms and conditions of the expiring policy, or that an extended discovery period has been purchased on the expiring policy at least for the contract under which the work was performed.

                  Failure to maintain and provide acceptable evidence of the required insurance for the required period of coverage shall constitute a breach of contract, upon which the Department may immediately terminate or suspend the agreement.

                  Contractor shall be responsible for all subcontractors' compliance with the insurance requirements.

         8.2      Specific Coverage

                  8.2.1    Workers' Compensation Insurance

                           The Contractor shall provide Workers' Compensation insurance covering all of the Contractor's employees in accordance with the laws of any state in which the work is to be performed and including Employer's Liability insurance and a Waiver of Subrogation in favor the Department of Water and Power. The limit for Employer's Liability coverage shall be not less than $2,000,000.00 each accident and shall be a separate policy if not included with Workers' Compensation coverage. Evidence of such insurance shall be in the form of a special endorsement of insurance. Workers' Compensation/Employer's Liability exposure may be self-insured provided that the Department is furnished with a copy of the certificate issued by the state authorizing the Contractor to self-insure. Contractor shall notify the Risk Management Section by receipted delivery as soon as possible of the state withdrawing authority to self-insure.

                  8.2.2    Commercial General Liability Insurance

                           The Contractor shall provide Commercial General Liability insurance with Blanket Contractual Liability, Independent Contractors, Broad Form Property Damage, Premises and Operations, Products and Completed Operations, and Personal Injury coverages included. Such insurance shall provide coverage for total limits actually arranged by the contractor, but not less than $3,000,000.00 combined single limit per occurrence. Should the policy have an aggregate limit, such aggregate limits should not be less than double the Combined Single Limit and be specific for this contract. Umbrella or Excess Liability coverages may be used to supplement primary coverages to meet the required limits.

                           Evidence of such coverage shall be on the Department's additional insured endorsement form or on an endorsement to the policy acceptable to the Risk Management Section and provide for the following:

                           1) Include the Department and its officers, agents, and employees as additional insureds with the Named Insured for the activities and operations under the contract.

                           2) Severability-of-Interest or Cross-Liability Clause such as: "The policy to which this endorsement is attached shall apply separately to each insured against whom a claim is made or suit is brought, except with respect to the limits of the company's liability."

                           3) A description of the coverages included under the policy. 8.2.3 Commercial Automobile Liability Insurance

                           The Contractor shall provide Commercial Automobile Liability insurance which shall include coverage's for liability arising out of the use of owned, non-owned, and hired vehicles for performance of the work as required to be licensed under the California or any other applicable state vehicle code. The Commercial Automobile Liability insurance shall have not less than $2,000,000.00 combined single limit per occurrence and shall apply to all operations of the Contractor.

                           The Commercial Automobile Liability policy shall name the City of Los Angeles, the Board of Water and Power Commissioners of the City of Los Angeles, the Department of Water and Power of the City of Los Angeles, and their officers, agents, and employees while acting within the scope of their employment, as additional insureds with the Contractor, and shall insure against liability for death, bodily injury, or property damage resulting from the performance of this Agreement.

         8.3      Excess Liability

                  The Contractor may use an Umbrella or Excess Liability Coverage to meet coverage limits specified in the contract. Evidence of Excess Liability shall be in the form of the Department's Excess Liability-Additional Insured Endorsement form or equivalent. The Contractor shall require the carrier for Excess Liability to properly schedule and to identify the underlying policies as provided for on the Additional Insured Endorsement form, including, as appropriate, Commercial General

                  Liability, Commercial Automobile Liability, Employer's Liability, or other applicable insurance coverages.

         8.4      Pollution Legal Liability

                  Pollution Legal Liability insurance with minimum limits of $3,000,000 per occurrence shall be furnished by the Contractor, and shall provide coverage for death, bodily injury, or property damage to third parties, as well as for environmental remediation of sites damaged by pollution resulting directly or indirectly form the Contractor's operations under this Agreement. Such policy shall be maintained for not less than (3) years after the date of final acceptance and completion of the work performed under this Agreement. The Department of Water and Power General Liability endorsement form is the preferred means of submitting evidence of insurance for this coverage.

                  If the Contractor will subcontract out hazardous waste treatment, storage, and/or disposal work, Contractor shall identify to the Department, the name of subcontractor(s), and require the subcontractor(s) to procure insurance, and provide evidence of insurance, with all terms and conditions as specified above, naming he City of Los Angeles, the Board of Water and Power Commissioners of the City of Los Angeles, and their officers, agents, and employees and the Contractor, as additional insureds.

         8.5      Professional Liability Insurance

                  The Contractor shall provide Professional Liability insurance covering liability arising from errors and omissions made during the executing of this contract for the total limits actually arranged by the contractor, but not less than $1,000,000.00, per occurrence. The coverage shall include Contractual Liability, and should the policy be of a claims-made form, such policy shall be maintained for not less than three (3) years after the date of final acceptance of completion of all work performed under this agreement.

         8.6      Indemnification Clause

                  The Contractor undertakes and agrees to indemnify and hold harmless the City of Los Angeles, the Department of Water and Power, the Board of Water and Power Commissioners of the City of Los Angeles, the Department, and their officers, agents, representatives, employees, assigns and successors in interest from and against any and all suits and causes of action, claims, charges, damages, demands, judgments, civil fines and penalties, or losses of any kind or nature whatsoever for death, bodily injury or personal injury to any person, including Contractor's employees and agents, or damage or destruction to any property of either party hereto, or third person in any manner arising by reason of negligent acts, errors, omissions or willful misconduct incident to the performance of this contract on the part of the Contractor, or the Contractor's officers, agents, employees, or subcontractors of any tier, except for the sole negligence or willful misconduct of the Department, its Board, officers, agents, representatives or employees.

9.0      INVOICES

         The Contractor shall be authorized to submit an itemized payment request for services performed on a monthly basis. Such request shall be submitted to:

                  Los Angeles Department of Water and Power
                  Mr. Reynaldo D. Reyes
                  Contract Administrator
                  P.O. Box 51111, Room 1063
                  Los Angeles, CA 90051-0100

         9.1      Invoice Detail

                  The invoice shall be submitted by the Contractor in the form of one original and three copies. The detailed invoice shall include itemized charges for Contractor services that have been pre-approved by the Department and completed during the invoice period.

                  The Payment Request will be certified, audited, and paid by the Department within 45 days following receipt of a complete and accurate invoice. Invoice payments will not be made if the invoice is received more than six months after the billing period.

                  Each invoice shall show the contract/purchase order number, the vendor code number, the City of Los Angeles Business Tax Registration Certificate Number, and the identification of services covered by the invoices.

         9.2 Current Los Angeles City Business Tax Registration Certificate Required

                  The Contractor shall obtain and keep in full force and effect during the term of the contract all Business Tax Registration Certificates required by the City of Los Angeles Business Tax Ordinance, Article 1, Chapter II, Section 21.00 and following, of the Los Angeles Municipal Code.

         9.3      Taxpayer Identification Number (TIN)

                  Contractor declares that its authorized TIN is 36-3893973. No payment will be made under this agreement without a valid TIN number.

10.0     CONFLICTS

         10.1     Errors and Omissions

                  The contractor will be responsible for correcting or remedying any errors or omissions which occur in performance of the services under this Agreement and which are the result of the contractor's negligence or action. The cost of correcting or remedying any error or omission shall be borne by the contractor. Revising contractor-prepared documents at the request of the Department to incorporate comments by the public or by agencies having jurisdiction in matters of the particular task assignment is not considered to be a remedy of errors or omissions, but is considered an integral part of document preparation which may be called for by a task assignment.

         10.2     Priority of Documents

                  In the event of any conflicting provisions between the documents referenced or included in this Agreement, the priority shall be as follows:

                      a. Amendments to the Agreement, incorporating change orders, in chronological order from the most recent to the earliest.

                      b. Written Change Orders to the Agreement in chronological order from most recent to earliest.

                      c.    Agreement.

                      d.    Task Assignments.

                      e.    Other Referenced Documents.

                  Each party shall notify the other immediately upon the determination of any such conflict or inconsistency.

11.0     MONITORING OF WORK

         11.1     Records and Audits

                  The Contractor shall maintain records and books of accounts showing all costs and expenses incurred by the Contractor for this Agreement. The Department shall have the right, upon reasonable notice, to audit the books, records, documents, and other evidence and the accounting procedures and practices, where needed, to verify the costs and expenses claimed. The Department retains this right for at least three years after final payment and until all disputes, appeals, litigation, or claims have been resolved. This right to audit shall also include inspection at reasonable times of the Contractor's office or facilities which are engaged in the performance of the Agreement. In addition, the Contractor shall, at no expense to the Department, furnish reasonable facilities and assistance for such an audit. Upon request, Contractor shall also provide copies of documents applicable to this Agreement. The audit findings shall, to the extent allowed by law, be treated by the Department as confidential.

         11.2     Right to Review Services, Facilities, and Records

                  The Department reserves the right to review any portion of the services performed by the contractor under this Agreement, and the contractor agrees to cooperate to the fullest extent possible. Contractor shall furnish to the Department such reports, statistical data, and other information pertaining to the contractor's services as shall be reasonably required by the Department to carry out its rights and responsibilities under its agreements with its bondholders or noteholders and any other agreement relating to the development of the project(s) and in connection with the issuance of its official statements and other prospectuses with respect to the offering, sale, and issuance of its bond and other obligations.

                  The right of the Department to review or approve drawings, specifications, procedures, instructions, reports, test results, calculations, schedules, or other data that are developed by the contractor shall not relieve the contractor of any obligation set forth herein.

         11.3     Department's Quality Assurance Program

                  Work performed under this agreement will be subject to review by the Department's personnel.

12.0     TITLE TO WORK

         12.1     Confidentiality of Department Information

                  All information disclosed by the Department during meetings or negotiations with regard to the Program, and any information contained in drawings, specification, technical reports, and data provided by the Department to Contractor during performance of this Agreement shall be held in confidence by Contractor and used only for the performance of the Work pursuant to this Agreement.

                  Contractor, its employees, and any subcontractors shall not disclose any program or customer information to any person other than the Department's personnel, or the Department's designated agent, either during the term of this Agreement or after its completion, without Contractor having obtained the prior written consent of the Department, except as provided by lawful court order or subpoena and provided contractor gives the Department advance written notice of such order or subpoena.
                                       25

                  12.1.1   Department Property

                           The Contractor shall not copy any drawing, specification, technical report, or data provided by the Department. The Contractor shall return all materials provided by the Department. All materials shall be returned no later than the closing date of the Agreement.

         12.2     Right to Documentation Developed by Contractor

                  All information, material, and documents prepared or caused to be prepared under this Agreement by Contractor shall become the property of the Department. Such information, or derivative information, materials, and documents, shall be used by Contractor only for work done directly for the Department and shall neither be disclosed nor revealed in any way to a third party without the prior express consent of the Department.

                  12.2.1   Nondisclosure

                           The contractor shall not disclose to others any information developed by contractor under this Agreement without prior written approval by the Contract Administrator.

         12.3     Confidentiality of Contractor Information

                  The Department, its employees and any agents or subcontractors of the Department shall not disclose any confidential or proprietary information of Contractor ("Contractor's Confidential Information") to any person other than Contractor's personnel, either during the term of the Agreement, or after its completion, without having obtained their prior written consent of Contractor. By way of example, Contractor's Confidential Information shall include, without limitation, Contractor's system for oil degassing, CFC/HCFC recovery, CFC-l1 Recovery and Contractor's computer software.

                  12.3.1 The Department agrees that, without the prior written consent of Contractor, it will not, during the term or after termination of this Agreement, directly or indirectly, disclose to any individual, corporation, or other entity, or use for its own or such other's benefit, any of Contractor's Confidential Information, whether reduced to written or other tangible form, which:

                           a) Is not generally known to the public or in the industry;

                           b) Has been treated by Contractor or any of its subsidiaries as confidential or proprietary; and

                           c) Is of a competitive advantage to Contractor or any of its subsidiaries and in the Confidentiality of which Contractor or any of its subsidiaries has a legally protectable interest.

                  12.3.2 Contractor's Confidential Information which becomes generally known to the public or in the industry, or, in the confidentiality of which, Contractor and its subsidiaries cease to have a legally protectable interest, shall cease to be subject to the restrictions of this Paragraph.

         12.4     Title of Collected Refrigerators and Freezers

                  12.4.1 Title to the Hazardous Material shall pass to Contractor when Contractor receives Primary or Second Refrigerator and Freezers from the Appliance Delivery and Removal Contractor.

                  12.4.2 Title of received Primary or Second Refrigerators and Freezers shall pass to Contractor.

13.0     SECTION HEADINGS

         Section headings appearing in this Agreement are for convenience only and shall not be construed as interpretations of text.

14.0     SIGNATURE OF AUTHORIZING AGREEMENT

         Each party was represented by counsel in the negotiations and execution of this agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized representatives on the day and year written below.

                  APPLIANCE RECYCLING CENTERS OF AMERICA- CALIFORNIA, INC.

                  By:               /s/ Jack Cameron
                           -----------------------------------------------------

                  Title:            President
                           -----------------------------------------------------

                  Dated:            9/26/02
                           -----------------------------------------------------



                          DEPARTMENT OF WATER AND POWER
                           OF THE CITY OF LOS ANGELES
                                       BY
                     BOARD OF WATER AND POWER COMMISSIONERS
                           OF THE CITY OF LOS ANGELES





                  By:               /s/David H. Wiggs, General Manager
                           -----------------------------------------------------

                  And               /s/Secretary
                           -----------------------------------------------------






                                        APPROVED AS TO FORM AND LEGALITY
                                        ROCHARD J. DELGABILLO, CITY ATTORNEY
                                                 OCT 08 2002
                                        BY MARCIA HABER KAMINE
                                        Assistant City Attorney

                              AGREEMENT NO. 47190-3






                                     BETWEEN






                        THE DEPARTMENT OF WATER AND POWER
                           OF THE CITY OF LOS ANGELES






                                       AND






                               APPLIANCE RECYCLING
                      CENTERS OF AMERICA - CALIFORNIA INC.






                               SEPTEMBER 24, 2002

                      APPLIANCE DELIVERY SERVICES AGREEMENT
                      -------------------------------------

                                Table of Contents
                                -----------------

Section                            Title                                 Page
-------                            -----                                 ----

1.0      AGREEMENT........................................................2

2.0      RECITALS ........................................................2

3.0      DEFINITIONS .....................................................2

4.0      STATEMENT OF WORK ...............................................5

5.0      CUSTOMER AND REFRIGERATOR/FREEZER QUALIFICATION.................13

6.0      GENERAL CONDITIONS .............................................14

7.0      COMPENSATION....................................................20

8.0      BUSINESS POLICIES...............................................21

9.0      INSURANCE REQUIREMENTS..........................................25

10.0     INVOICES .......................................................29

11.0     CONFLICTS ......................................................30

12.0     MONITORING OF WORK. ............................................30

13.0     TITLE TO WORK ..................................................31

14.0     SECTION HEADINGS................................................33

15.0     SIGNATURE OF AUTHORIZING AGREEMENT..............................34

                      APPLIANCE DELIVERY SERVICES AGREEMENT

1.0      AGREEMENT

         1.1      PARTIES

                  This Agreement is made and entered into by and between APPLIANCE RECYCLING CENTERS OF AMERICA - CALIFORNIA (ARCA), INC. 1920 Acadia Avenue, Compton, California 90020, (hereinafter referred to as "Contractor") and the Department of Water and Power of the City of Los Angeles (hereinafter referred to as "Department"); Contractor and the Department are sometimes hereinafter referred to individually as "Party" and collectively as "Parties'.

2.0      RECITALS

         The Agreement is entered into with reference to the following facts, among others:

         2.1 The Department desires to promote energy efficient refrigerators to its customers through its Low Income Refrigerator Exchange Program (LIREP), which provides free super efficient refrigerators (New Refrigerators) to qualifying customers in exchange for their older, working refrigerators, which will be recycled.

         2.2 The Department also desires to remove older working inefficient second Refrigerators and Freezers (Second Refrigerators and Freezers) through its Refrigerator Turn-In and Recycling Program (RETIRE) that qualifying Customers turn-in for recycling and disposal.

         2.3 The Department envisions implementing the LIREP and RETIRE Programs for the purpose of saving energy, reducing peak demand, lowering Department customers' energy bills, transforming the market for energy-efficient appliances and providing additional public environmental benefits.

         2.4 The Department has solicited responses from potentially qualified vendors through a Request for Proposals and has determined that the Contractor is the party best qualified to provide the Department with the required appliance delivery services in support of the above programs and is qualified to provide other related services described in this agreement.

3.0      DEFINITIONS

         The following terms, whether in the singular or in the plural, when used in this Agreement, shall have the meanings specified:

         3.1 Agreement: This document, the terms and conditions contained in this agreement as may be amended and supplemented.

         3.2 Appliance Delivery Warehouse: The site at which Contractor will store New Refrigerators prior to delivery to Program Participants or location that may be utilized for temporary storage of Refrigerators and Freezers Eligible for Recycling that are collected from Program Participants.

         3.3 Approved Customers: Those entities approved by the Department to participate in the LIREP or RETIRE programs based on established eligibility criteria described in this agreement. Such entities may include residential, multi-family residential and low-income customers of the Department. The solicitation, evaluation and approval of such customers for participation in the programs shall be conducted based upon guidelines established by the Department.

         3.4 Change Order: document issued by the Department to Contractor to change the Agreement.

         3.5 Contract Administrator: The Department's authorized representative for this Agreement as specified in Section 6.5.

         3.6 Contract Period: The period beginning with the time of effectiveness date as defined in Section 6.1.4, and extending through October 31, 2005, or as extended by mutual agreement of the Parties.

         3.7 Documentation: Specifications, procedures, instructions, reports, test results, analyses, calculations, manuals, and other data specified in this Agreement, and any amendment to this Agreement, as required by any legal entity having jurisdiction over the Work.

         3.8 Freezer: A freezer which provides supplementary cold storage to a primary freezer or to the freezer section located within the Primary Refrigerator in a residential household.

         3.9 Freezers Eligible for Recycling: Freezers that meet the Program appliance eligibility criteria as referenced in
                  Section 5.

         3.10 Incentives: Customer giveaways in the form of cash, monetary amounts and/or products such as compact fluorescent lamps as inducement to Department customers to participate in the Programs.

         3.11 "Low-Income Refrigerator Exchange Program": Department Program that is supported by Work covered by this Agreement, also referred to as LIREP Program.

         3.12 New Refrigerator: Energy efficient Refrigerator, purchased by the Department which replaces the Primary Refrigerator utilized by the Customer prior to the installation of a New Refrigerator.

         3.13 Primary Freezer: Freezer utilized by the Customer as the principal means of storing frozen foods in the residence.

         3.14 Primary Refrigerator: Refrigerator utilized by the Customer as the principal means of storing frozen foods in the residence.

         3.15 Programs: Incentive Programs such as the LIREP and RETIRE Programs or other Programs that may be implemented by the Department for the purpose of promoting energy efficient appliances to its customers and the removal and environmentally sound recycling of replaced older, inefficient appliances from the Department Customers' residences.

         3.16 Program Participants: Approved Customers as determined by the Department, who participate in the Programs and agree to the installation of New Refrigerators and, if applicable, turn in old Primary/Second Refrigerators or Freezers.

         3.17 Recycling Center: The site at which Refrigerators and Freezers are processed in an environmentally sound manner to legally remove, dispose of and/or recycle CFCs, CFC Foam Insulation, HCFCs, CFC 11, PCBs, mercury, used oils, and other Hazardous Materials.

         3.18     Refrigerator Turn-In and Recycling Program (RETIRE):
                  Department Program that is supported by Work covered by this Agreement, also referred to as RETIRE Program.

         3.19 Refrigerators Eligible for Recycling: Refrigerators that meet the Program appliance eligibility criteria as referenced in
                  Section 5.

         3.20 Second Freezer: Surplus or spare freezer utilized by approved customer concurrently with Primary Refrigerator and/ or Freezer.

         3.21 Second Refrigerator: Surplus or spare refrigerator utilized by Approved Customer concurrently with Primary Refrigerator.

         3.22 Subcontractor: An entity contracting directly with Contractor to furnish services or materials as part of, or directly related to, the Work.

         3.23 Suitable for Replacement: An approved customer's Primary Refrigerator which the Department has determined is eligible, as referenced in Section 5 and where a properly working grounded electrical outlet, sound flooring, access and adequate clearance will allow the installation of a New Refrigerator.

         3.24 Task Assignment: Duly authorized request for contractor services submitted either in written form or through electronic media for the sole purpose of performing specific Work for the Department.

         3.25 Work: Any and all obligations of Contractor to be performed pursuant to this Agreement, which includes but is not limited to the following: a) New Refrigerator warehouse/ inventory services; b) New Refrigerator delivery/uncrate/setup/installation services; c) Customer Services; d) Primary or Second Refrigerator or Freezer removal/pick-up and delivery to Recycling Center; d) Documentation, Report preparation, Program tracking and Database administration.

4.0      STATEMENT OF WORK

         4.1      Services to be Performed

                  The Contractor hereby agrees to provide the following services to the Department pursuant to the terms and conditions of this
                  Agreement:

                  4.1.1 Assisting the Department in developing and implementing Program protocols, procedures and coordination activities for: 1) Contractor's employees and subcontractors and 2) Department employees and its subcontractors;

                  4.1.2 Assisting the Department in developing and implementing Program protocols, and procedures pertaining to issuance of Incentives to Program Participants as determined by the Department;

                  4.1.3 Providing Customer Services as applicable in support of Programs implemented by the Department. Such Customer Services shall include but not limited to the following:

                           (a) Providing a toll-free telephone number dedicated exclusively for Department customers with incoming lines adequate for receiving inquiries and application requests for the Department Programs;

                           (b) Providing adequate staff to receive and answer customer calls made on the toll-free lines as follows: Monday through Friday (except Department holidays): 8:00 a.m. to 8:00 p.m. (pacific Standard Time) and 8:00 a.m. to 6:00 p.m. (pacific Standard Time) on Saturdays; At all other times, the Contractor shall provide a recorded message with pertinent Program information and the capability for the customer to leave a message for call back by the Contractor. Such messages shall be returned the next business day and daily thereafter until customer has been contacted. All contacts and contact attempts shall be recorded in the Contractor's Internet-based program database and will be made available to the Department for review on a real time basis.

                           (c) Providing all necessary training to Program staff that will directly respond to and handle routine customer service issues as described in this Agreement;

                           (d) Responding to general telephone inquiries about the Programs as necessary and resolving problems with customers to the satisfaction of the Department. If there are any reported damages to a customer's home or property as a result of appliance delivery and/or removal services, the Contractor shall inspect the damages incurred within five (5) working days and will be satisfactorily repaired or adjustments made within three weeks. Repairs will be made at no charge to the customer or the Department. The Department reserves the right to be the final arbiter in dispute resolution;

                           (e) Receiving customer calls and checking customer eligibility and other program requirements specified by the Department, scheduling appointments and dispatching New Refrigerator deliveries, Primary/Second
                                    Refrigerator and Freezer pick-ups for
                                    Approved Customers;

                           (f) Sending written notices three (3) days in advance of actual Primary/Second Refrigerator and Freezer pick-ups for Approved Customers informing them of Program requirements as specified in section 5.2.5.;

                           (g) Making 24-hour ahead reminder calls to customers with appointments and reminding them of the Program requirements to facilitate delivery of New Refrigerators and removal of Second Refrigerators and Freezers as applicable;

                           (h) Responding to customer inquiries regarding status of applications and requests for services;

                           (i) Maintaining appropriate records (electronic and hard copy) on all customer calls, applications and inquiries and forwarding those records to the LADWP on an as-requested basis;

                           (j) Working with the Department to ensure exemplary customer service by conducting Quality Assurance surveys and customer follow-ups.

                  4.1.4 Receiving, warehousing and inventorying the Department's stock of New Refrigerators as required in the implementation of the LIREP program;

                  4.1.5 Making deliveries, uncrating, setting up and installing New Refrigerators at Approved Customers' residences;

                  4.1.6 Providing Customers with New Refrigerator manufacturers' ownership/operation manual, warranty registration information and other required documentation;

                  4.1.7 Removing, disabling, collecting and transporting or warehousing and transporting replaced Primary and any Second Refrigerators or Freezers turned-in by the Department's customers, directly to the Recycling Center;

                  4.1.8 Removing and transporting all New Refrigerator crates and packing materials from the Customers' residence for disposal and/or recycling;

                  4.1.9 Provide reporting, Documentation and program tracking information to the Department as specified herein.

         4.2      Program Mechanics - LIREP Program

                  The Department and the Contractor hereby agree to the following program specific provisions, pursuant to the terms and conditions of this Agreement. Contractor shall provide services under the LIREP Program as follows:

                  4.2.1 The Department will provide the Contractor, in writing, or through electronic media authorized task assignments for specific LIREP Program services to be performed. Such authorizations shall be forwarded to the Contractor from time to time on an as needed basis, and shall include specific information as to the approved customers address, phone number, specific services to be provided, and the desired time frame for performance of said services. Task assignments may include one or multiple customers, based on actual Program requirements.
                           Under no circumstances shall the Contractor engage in any work related to this Contract without the prior authorized task assignment issued by the Department.

                  4.2.2 Upon receipt and acceptance of an authorized task assignment, the Contractor shall contact the Approved Customer and make arrangements for the performance of the specified services within five (5) working days.

                  4.2.3 Records of all services provided and work performed shall be maintained by the contractor and included in the monthly reports to the Department as specified herein.

                  The Department shall manage the following aspects of the LIREP
                  Program:

                  4.2.4 Marketing and advertising the Program to potentially eligible and qualified customers and participants;

                  4.2.5 Assisting customers and other potential participants in requesting applications for the Program services;

                  4.2.6 Determining customer and participant eligibility (low-income and other criteria) and suitability for refrigerator replacement and/or removal services;

                  4.2.7 Submitting, to the Contractor, Task Assignments authorizing the performance of specific services;

                  4.2.8    Reviewing and approving invoices and reports; and

                  4.2.9 Developing and implementing Program protocols, procedures, training and coordination activities between the Department and Contractor as maybe necessary.

         4.3      Program Mechanics - RETIRE Program

                  Contractor shall provide services under the RETIRE Program as follows:

                  4.3.1 The Contractor will manage and administer the Department's RETIRE Program in accordance with guidelines approved by the Department. Such guidelines and any other Program guidelines, protocols and procedures not identified in this Agreement and subsequently developed between the Department and the Contractor shall be incorporated into this Agreement through amendment provisions as referenced in Section 6.1.1. The RETIRE Program is available to all eligible Department customers. The Contractor will be responsible for the determination of eligibility, issuance of Program Incentives as specified by the Department, customer service and program database management. These tasks will be performed as specified in Section 4.1 under Statement of Work.

                  4.3.2 The Contractor shall provide, develop and maintain a pro gram database as required in the implementation of the RETIRE Program. On-line database access shall be made available to the Department in real-time. Contractor shall also provide and turn- over the complete Program database in a single-user format to the Department at the termination of this Agreement.

                           The Department shall provide monthly updates of its residential customer database to the Contractor in ASCII format. The Contractor shall use this data to confirm applicant eligibility and will update the Program database within five days of receipt of the Department data. The Contractor shall be responsible for maintaining the Program database, and ensuring data integrity/security and nightly database back up.

                  4.3.3 Records of all services provided and work performed shall be maintained by the contractor and included in the monthly reports to the Department as specified herein.

         4.4      Contractor's Responsibilities

                  4.4.1    Warranty

                           Contractor warrants to the Department that the Work shall be performed in a competent manner acceptable to the Department, in accordance with this Agreement, and that the acceptance, removal collection, warehousing, inventorying, delivery, uncrating, set up and installation of all New and Second Refrigerators and Freezers, as applicable, shall be in accordance with (a) the requirements of this Agreement and (b) applicable local, state, and federal laws and regulations in effect at the time the work is performed.

                  4.4.2    Contractor shall be responsible for:

                           a) Receiving, maintaining and executing task assignments issued to the Contractor by the Department;

                           b)       Contractor services as specified in Section
                                    4.1 and all other Program services performed in the Approved Customer's premises in connection with either the RETIRE or LIREP programs;

                           c) Complete accounting of all New Refrigerator deliveries and Primary and/or Second Refrigerators and Freezers collected and delivered to the Department's Recycling Center;

                           d)       Issuance, inventory, computerized
                                    tracking/monitoring and real-time reporting of Incentives given to Program Participants as required in the implementation of the RETIRE program;

                           e) Determining and ensuring that the best methods and practices will be used in appliance delivery, removal and collection services as required in the implementation of the

                                    Department Programs to avoid damage to
                                    Department and customer's property and to prevent personal injury;

                           e) Producing required Documentation, reports and other necessary program implementation documents;

                           f) Providing uniforms and photo-identification badges, approved by the Department to all Program representatives authorized to visit customer homes and property or Department facilities;

                           g) Verifying and certifying on a monthly basis that all delivery/pick-up personnel have valid California driver's licenses and auto insurance as required by law.

                  4.4.3 Contractor shall be solely responsible for all methods, techniques, sequences, and procedures for the:

                           a)       Warehousing and inventory of New
                                    Refrigerators;

                           b) Delivery, uncrating, setup and installation of New Refrigerators in accordance with the manufacturer's specifications;

                           c) Removal and immediate disabling by cutting the electrical supply cord of replaced Primary and Second Refrigerators and Freezers turned-in by Program Participants and transporting or warehousing and transporting of said refrigerators and freezers to the Recycling Center; and

                           d) Recycling of Refrigerator corrugated cardboard packaging.

                  4.4.4 Contractor shall document and maintain records for services under this Agreement as follows:

                           a) A bi-weekly Customer Comment Tracking Report for customer inquires, complaints, resolution of complaints, problems and positive feedback.

                           b) Provisions to collect and report data such as:

                                    i)       Date of each contact with customer;

                                    ii)      Customer name, address, home and
                                             work phone numbers;

                                    iii)     Department customer account number;

                                    iv)      New Refrigerator, model serial
                                             number and size;

                                    v)       Any incentives given to customer;

                                    vi)      Scheduled delivery and/or
                                             collection date and any reschedules
                                             or cancellations;

                                    vii)     Primary/Second Refrigerator or
                                             Freezer manufacturer's name;

                                    viii)    Primary/Second Refrigerator or
                                             Freezer style, defrost type, size
                                             and estimated age;

                                    ix)      Location of Primary/Second
                                             Refrigerator or Freezer within the
                                             residence;

                                    x)       Primary/Second Refrigerator or
                                             Freezer final disposition code
                                             (which indicates operating
                                             condition of the Primary/Second
                                             Refrigerator or Freezer);

                                    xi)      Special instructions (if
                                             applicable); and

                                    xii)     Signature of Customer following
                                             Customer certification that
                                             Customer owns the removed
                                             Primary/Second Refrigerator or
                                             Freezer, or has the owner's written
                                             permission (for example, multi-
                                             family property owner/manager),
                                             that the New Refrigerator has been
                                             properly installed and meets with
                                             the Customers' satisfaction.

                  4.4.5 Compilation of data in Section 4.4.4 shall be in electronic mode, employing the Contractor's Database software program. Data shall be provided to the Department in both hard copy and electronic format (e.g. Microsoft Excel) acceptable to the Department and available for review on a real-time basis through an Internet-based database program.

         4.5      Reporting Requirements

                  Contractor shall provide the Department with reports for the services performed under this Agreement as follows:

                  4.4.1    A monthly report provided no later than the fifteen
                           (15) working days following the end of the previous month, listing the number of New Refrigerators installed, the number of Primary Refrigerators removed and the number of Second Refrigerators or Freezers removed and delivered to the Recycling Center during the previous month and containing size in cubic feet, year of manufacture, style, and defrost type of each Primary/Second Refrigerator or Freezer, any Incentives given to Approved Customers and corresponding ending balances and/or remaining inventory as applicable.

                  4.5.2 Program summary reports provided no later than fifteen (15) working days following the end of a twelve month period specified by the Department, covering all the activities requested in the monthly reports plus information from any incomplete month.

                  4.5.3    Special and Non-recurring Reports

                           4.5.3.1 Upon written request from an authorized representative of the Department, Contractor may be asked to prepare special and nonrecurring reports during course of the Program. Such report content may be developed by the parties in anticipation of requests from the Board, internal Department audits, or compilation of data relevant to program activities.

         4.6      New Refrigerator Inspection, Handling and Accounting

                  4.6.1 Upon uncrating, setting up and installing each New Refrigerator at the Approved Customer's residence, Contractor shall inspect the unit for any defects. Contractor shall notify the Department of any defective units and, upon instruction from the Department, return any defective units directly to the manufacturer for a replacement. The Department shall pay the contractor a handling charge for the return of any such defective Refrigerators.

                  4.6.2 On a monthly and/or on an as needed basis, Contractor shall provide the Department with an unaudited accounting of New Refrigerators remaining in Contractor's inventory.

                  4.6.3 On a quarterly basis, Contractor shall complete and provide the Department with reconciliation to account for the New Refrigerators that were defective, damaged, or stolen. Contractor shall reimburse the Department for any and all New Refrigerators that are either stolen from the Contractor or damaged by the Contractor, the Contractor's employees or subcontractors of the Contractor. For each unit stolen or so damaged, reimbursement shall be the Department's purchase price, subject to the provisions of Section 4.6.4.

                  4.6.4 Should the total cumulative number of units stolen from, or damaged by, the Contractor, as stipulated in
                           Section 4.6.3, exceed 2% of the total cumulative number of units accepted into inventory by the Contractor, reimbursement shall be the Department's purchase price plus $75 for each such unit in excess of the stated 2% threshold.

                  4.6.5 If, after a New Refrigerator is delivered by Contractor, any Program Participant alleges that the Refrigerator is damaged or defective, the Department shall inspect the Refrigerator and, at its discretion authorize replacement of such defective and/or damaged Refrigerator by Contractor. If the damage to a Refrigerator is the result of any action by Contractor, the Department shall be relieved of any obligation to pay Contractor a Delivery/Installation Charge for the damaged Refrigerator, and the Contractor shall submit payment to the Department for the damaged refrigerator in accordance with paragraph
                           4.6.3 herein. If a refrigerator has been determined to contain a manufacturer defect, the customer will be advised to call the appropriate phone number per manufacturer warranty.

5.0      CUSTOMER AND REFRIGERATOR/FREEZER QUALIFICATION

         5.1 The Department shall perform Customer qualification in connection with the LIREP Program implementation. After a customer has been approved for participation, the Department will forward a task assignment authorizing the Contractor to carry out the specified services contained within said task assignment. Under no circumstances shall the contractor engage in any work related to the LIREP Program Work without the prior authorized task assignment issued by the Department.

         5.2 The Department intends to execute the Retire Program subject to the following conditions:

                  5.2.1 Customer owns the Eligible Refrigerator or Freezer or possesses written consent from the Refrigerator or Freezer owner to turn in a Primary or Second Refrigerator or Freezer.

                  5.2.2 Primary or Second Refrigerator or Freezer must be capable of cooling or freezing, or both, as applicable, at time of collection.

                  5.2.3 Primary or Second Refrigerator or Freezer minimum size is 10 cubic feet and maximum size is 25 cubic feet.

                  5.2.4 Primary or Second Refrigerator or Freezer is certified by the customer to have been in use as such.

                  5.2.5 Customer will properly prepare the Primary Refrigerator or Freezer for Removal by:

                           a) boxing/bagging food items;

                           b)       clearing a path for safe removal;

                           c) disconnecting the water supply if the Primary/Second Refrigerator or Freezer contains an icemaker;

                  5.2.6 Commercial refrigerators, ammonia-containing gas refrigerators, commercial freezers, and room air conditioner do not qualify for the Program.

6.0      GENERAL CONDITIONS

         6.1      Integrated Agreement

                  This Agreement sets forth all of the rights and duties of the parties with respect to the subject matter hereof, and replaces any and all previous agreements, or understandings, whether written or oral, relating thereto. This Agreement may be amended only as provided for in paragraph 6.1.1 hereof.

                  6.1.1 Amendment. All amendments hereto shall be in writing and signed by the persons authorized to bind the parties thereto.

                  6.1.2    Prohibition Against Assignment or Delegation

                           The Contractor may not, unless it has first obtained the written permission of the Department, which may be withheld for any reason:

                           a) assign or otherwise alienate any of its rights hereunder, including the right to payment, or

                           b) delegate, subcontract, or otherwise transfer any of its duties hereunder.

                  6.1.3    Non-Waiver of Agreement

                           The Department's failure to enforce any provision of this Agreement or the waiver thereof in a particular instance shall not be construed as a general waiver of any part of such provision. The provision shall remain in full force and effect.

                  6.1.4    Time of Effectiveness

                           Unless otherwise provided, this Agreement shall take effect when all the following events have occurred:

                           a) this Agreement has been signed on behalf of the Contractor by the person(s) authorized to bind the Contractor hereto;

                           b) this Agreement has been signed on behalf of the Department by the person designated by the Board, officer or employee authorized to enter into this Agreement;

                           c)       the Office of the City Attorney has
                                    indicated in writing its approval of this Agreement as to form and legality; and

                           d) this Agreement has been approved by the City's Councilor by the Board, officer, or employee authorized to give such approval.

                  6.1.5    Independent Contractor

                           The Contractor is acting hereunder as an independent contractor and not as an agent or employee of the Department. The Contractor shall not represent or otherwise hold out itself or any of its directors, officers, partners, employees, or agents to be an agent or employee of the Department.

                  6.1.6 Applicable Law, Interpretation, Enforcement and Severability.

                           Each party's performance hereunder shall comply with all applicable laws of the United States of America, the State of California, and the City of Los Angeles. This Agreement shall be enforced and interpreted under the laws of the State of California and the City of Los Angeles with venue for any litigation in Los Angeles, California.

                           If any part, term or provision of this Agreement shall be held void, illegal, unenforceable, or in conflict with any law of a Federal, State, or Local Government having jurisdiction over this Agreement, the validity of the remaining portions or provisions shall not be affected thereby.

         6.2      Personnel

                  6.2.1    Staff Size

                           The size of the staff employed by the contractor in the performance of the services shall be kept consistent with the services and schedules as described in this Agreement.

                  6.2.2    Identification of Key Personnel

                           The Contractor shall furnish the Department the names, titles, and qualifications of its key project personnel.

                  6.2.3    Approval of Key Personnel

                           The Contract Administrator will have the right to interview and approve personnel. Resumes of individual personnel will be reviewed and approved by the Department's Contract Administrator before the individual can be assigned work.

                  6.2.4    Changes in Key Personnel

                           The Contractor shall minimize changes to key project personnel. The Department shall have the right to request key personnel changes and to review and approve key project personnel changes proposed by the Contractor. The Department's approval of key personnel assignments and changes shall not be unreasonably withheld.

         6.3      Subcontractors

                  6.3.1    Subcontracts/Joint Participation Agreement

                           With prior approval of the Department, the Contractor may enter into subcontracts and joint participation agreements with others for the performance of portions of this Agreement. The Contractor shall at all times be responsible for the acts and errors or omissions of its subcontractors or joint participants and persons directly or indirectly employed by them. Nothing in this Agreement shall constitute any contractual relationship between any others and the Department or any obligation on the part of the Department to pay, or to be responsible for the payment of, any sums to any subcontractors.

                  6.3.2    Copies of Subcontractor Agreement

                           Upon written request from the Contract Administrator, the contractor shall supply the Department with all subcontractor agreements.

                  6.3.3    Provisions Binding on Subcontractors

                           The provisions of this Agreement shall apply to all Subcontractors providing service in connection with the Work to be bound by general terms and conditions protecting the Department which are equivalent to the terms and conditions of this Agreement. In particular the Department will not pay, even indirectly, the fees and expenses of a subcontractor which do not conform to the limitations and documentation requirements of this Agreement.

         6.4      Contractor's Quality Assurance Program

                  The Contractor shall perform the work in accordance with the Contractor's Quality Assurance Program, which shall be subject to review, approval, and audit by the Department. The Contractor's work shall reflect competent professional knowledge, judgment, and accepted industry practice. The Contractor shall promptly correct, or remedy any work, errors or omissions, at its sole expense, which do not conform to the provisions of this Agreement.

         6.5      Representatives and Notices

                  Any notice, demand, or request directed to the Department shall be delivered to:

                           DEPARTMENT OF WATER AND POWER
                           CITY OF LOS ANGELES
                           Reynaldo D. Reyes
                           Contract Administrator
                           111 North Hope Street, Room 1063
                           Los Angeles, California 90012-2194

                  Any notice, demand, or request directed to the Contractor shall be delivered to:

                           APPLIANCE RECYCLING CENTERS OF AMERICA -
                           CALIFORNIA, INC.
                           Jim Kirwan
                           General Manager - ARCA California
                           1920 Acacia Avenue
                           Compton, CA 90220

                  Such correspondence shall be in writing, except as specified elsewhere in this Agreement. General correspondence will be deemed complete upon receipt.

                  6.5.1    Change of Address or Representatives

                           Either party, by written notice, may designate different or additional person(s) or different addresses.

                  6.5.2    Excusable Delays

                           In the event that performance on the part of any party hereto shall be delayed or suspended as a result of circumstances beyond the reasonable control and without the fault and negligence of said party, none of the parties shall incur any liability to the other parties as a result of such delay or suspension. Circumstances deemed to be beyond the control of the parties hereunder shall include, but not be limited to acts of God or the public enemy; insurrection; acts of the Federal Government or any unit of State or Local Government in either sovereign or contractual capacity; earthquakes, fires; floods; epidemics; quarantine restrictions; strikes; freight embargoes or delays in transportation; to the extent that they are not caused by the party's willful or negligent acts or omissions, and to the extent that they are beyond the party's reasonable control.

                  6.5.3    Breach

                           Except for excusable delays, if any party fails to perform, in whole or in part, any promise, covenant, or agreement set forth herein, or should any representation made by it to be untrue, any aggrieved party may avail itself of all rights and remedies, at law or equity, in the courts of law. Said rights and remedies are cumulative of those provided for herein except that in no event shall any party recover more than once, suffer a penalty or forfeiture, or be unjustly compensated.

         6.6      Permits, Codes, And Statutes

                  6.6.1 Contractor shall perform the Work set forth in this Agreement in accordance with all applicable Federal, state, and local laws, rules, and/or ordinances. Prior to performance of any services, Contractor shall, at its own cost, have obtained, and shall have required all Subcontractors to obtain, all licenses and permits required by law, rule, regulations, and ordinance, or any of them, to engage in the activities required in connection with this transaction.

                  6.6.2 Contractor shall comply with all applicable local, state, and federal safety and health laws in effect in the date of this agreement, including, but not limited to EPA, California EPA, RCRA, the Occupational Safety and Health Act of 1970 (OSHA), and all standards, rules, regulations, and orders issued pursuant to such local, state, and federal safety and health laws. Should any such law, rule, or regulation be enacted or promulgated subsequent to the date of this Agreement, which renders Contractor's performance impractical, Contractor and the Department shall amend this Agreement to reasonably compensate Contractor for its additional costs.

         6.7      Suspension and Termination

                  6.7.1    Suspension of Work

                           The Contract Administrator may orally direct the Contractor to suspend, and to subsequently resume performance of all or any part of the work. Such direction shall be confirmed by a Change Order or a revision to a task assignment if such suspension impacts the cost of the work and/or work completion schedule. The Department shall complete the payments due for the suspended work up to the effective date of suspension notice and shall resume payments effective as of the work resumption date.

                  6.7.2    Termination of Agreement

                           6.7.2.1  Cancellation Without Cause

                                    This Agreement may be canceled by the
                                    Department, without cause, on 30 calendar days' written notice or at any time by mutual agreement of the parties. Said notice, on the Department's behalf, will be given by the Contract Administrator. Upon receipt of such notice, the Contractor shall immediately stop all work under this agreement. The Contractor shall be entitled to payment for all services performed to date of cancellation and shall be compensated at the established rates for completing all task assignments and work in progress as of the date of receipt of the written cancellation notice. The Contractor shall then deliver to the Department, in an organized and usable form, all work done prior to the date of cancellation.

                           6.7.2.2  Termination Due to Expenditure Limit

                                    This Agreement will automatically terminate
                                    if expenditures reach the limit of
                                    $2,100,000.00

                           6.7.2.3  Expiration of Agreement

                                    Unless amended by mutual agreement of the Parties, this Agreement expires on October 31, 2005.

                           6.7.2.4  Termination of the Services of any Person.

                                    If the Department no longer requires the services of a particular person(s) supplied by the Contractor, the Department may terminate the services immediately upon written notice to the contractor.

         6.8      Patents, Copyrights and Trademarks

                  The Contractor shall fully indemnify the Department against any and all liability whatsoever by reason of any alleged infringement of any patent, copyright, or trademark on any hardware, software, firmware, equipment or instrumentation used by the Contractor in the construction of the work, or by reason of any intended use under these specifications by the Department of any hardware, software, firmware, equipment or instrumentation furnished under this contract; provided, however, that the contractor shall have no liability to the Department under any provision of this Article with respect to any claim of patent, copyright, or trademark infringement which is based upon the combination or utilization of the Contractor's hardware, software, firmware, equipment or instrumentation with hardware, software, firmware, equipment or instrumentation not made by the Contractor; or the modification by the Department of hardware, software, firmware, equipment or instrumentation furnished hereunder.

                  The Contractor shall have the sole control of the defense and all negotiations for settlement or compromise of any action or claim of any alleged infringement of any patent, copyright, or trademark on hardware, software, firmware, equipment or instrumentation used by the Contractor in the designing, fabrication, and delivery of the deliverables as specified herein to the extent that such control is not consistent with the provisions of Article IV, Section 42 of the Los Angeles City Charter, but in any event the Contractor shall have the right to participate fully in such defense. The Department and the Contractor shall mutually agree to any settlement or compromise of such action.

         6.9      Express Warranty Provision

                  Contractor warrants that the software furnished hereunder shall be free from significant programming errors and form defects in workmanship and materials and shall operate in conformity with the performance capabilities, specifications, functions and other descriptions and standards applicable thereto as set forth in this Agreement; and that the software shall conform to standards generally observed in the industry for similar software (including source code) so long as Contractor can discharge any warranty obligations notwithstanding such modifications or following their removal by the Department.

7.0      COMPENSATION

         7.1      Specific Rates of Compensation

                  Upon satisfactory performance of the services required herein, the Department agrees to pay and the contractor agrees to accept in full satisfaction thereof the actual cost of services rendered payable. The prices shall remain in effect through October 31, 2005, unless amended by mutual agreement of the Parties.

         7.2      Payment - Additional Services

                  Payment for additional services and expenses but related to and required in the implementation of the Programs, shall be negotiated between the parties and implemented by an amendment to the Agreement.

         7.3      Expenditure Limits

                  The total amount of this Agreement shall not exceed $2,100,000 without further appropriation to this Agreement by the Board of Water and Power Commissioners of the City of Los Angeles.

8.0      BUSINESS POLICIES

         8.1      LADWP Recycling Policy

                  LADWP supports the use of recycled-content products of all types. Recycled-content products help conserve natural resources, including water and energy, and reduce demands upon landfills.

                  The Contractor shall submit all written documents on paper with a minimum of 30 percent post-consumer recycled content. Existing company/corporate letterhead/stationery that accompanies these documents is exempt from this requirement. Documents of two or more pages in length shall be duplex -copied (double-sided pages). Neon or fluorescent paper shall not be used in any written documents submitted to the Department.

         8.2      Affirmative Action

                  During the performance of any contract, the Contractor shall not discriminate in its employment practices against any employee or applicant for employment because of race, religion, national origin, ancestry, sex, age or physical handicap. All subcontracts awarded under such contract shall contain a like nondiscrimination provision. The applicable provisions of Executive Order NO. 11246 of September 24. 1965;
                  Part 60-741 of 41 CFR pertaining to handicapped workers, including 60-741.4 Affirmative Action Clause; and Section 10.8 to 10.13 of the Los Angeles Administrative Code pertaining to nondiscrimination in employment in the performance of City contracts are incorporated herein by reference and made a part hereof as if they were fully set forth herein.

         8.3      Minority and Women Business Enterprise (MBE/WBE) Outreach
                  Program

                  It is the policy of the Department to provide Minority Business Enterprises (MBEs), Women Business Enterprises (WBEs) and all other business enterprises an equal opportunity to participate in the performance of all Department contracts.

                  The Contractor shall assist the Department in implementing this policy and shall use its best effort to attain MBE and WBE participation of 15 percent and 7 percent, respectively, and to ensure that all available business enterprises, including MBEs and WBEs, have an equal opportunity to compete for and participate in the work of this agreement.

                  8.3.1    MBE/WBE Defined

                           "Minority Business Enterprise" (MBE) or "Women Business Enterprise" (WBE), as used herein means a business enterprise that meets both of the following criteria:

                           a) A business that is at least 51 percent owned by one or more minority person(s) or women or, in the case of any business whose stock is publicly held, at least 51 percent of the stock is owned by one or more minority person(s) or women.
                           b) A business whose management and daily business operations are controlled by one or more minority person(s) or women.

                  8.3.2    Efforts to Obtain Participation

                           Efforts to obtain participation of MBEs, WBEs, and other business enterprises could reasonably be expected to produce a level of participation by interested subcontractors, including 15 percent MBEs and 7 percent WBEs. Good faith efforts to reach out to MBEs, WBEs, and all other business enterprises shall be determined by the following factors:

                           1. Meetings with MBEs, WBEs, associations representing MBEs, WBEs and other groups.

                           2. Identification of selected portions of the work to be performed by subcontractors in order to provide participation by MBEs, WBEs, and other business enterprises. The contractor shall, when economically feasible, divide total contract requirements into small portions or quantities to permit maximum participation of MBEs, WBEs, and other business enterprises.

                           3. Requests for proposals from interested business enterprises or proposals in newspapers, trade association publications, minority or trade-oriented publications, trade journals, or other appropriate media.

                           4. Providing written notice to those business enterprises, including MBEs and WBEs, having an interest in participating in this Agreement. The contractor shall document that invitations were sent to available MBEs, WBEs, and other business enterprises for each portion of the work.

                           5. Documenting efforts to follow up initial solicitations of interest by contacting the business enterprises to determine whether the enterprises are interested in participating in the work.

                           6. Providing interested enterprises with information about the plans, specifications, and requirements for the selected subcontracting work.

                           7. Requesting assistance from organizations that provide assistance in the recruitment and placement of MBEs, WBEs, and other business enterprises.

                           8. Negotiating in good faith with interested MBEs, WBEs, and other business enterprises and not unjustifiably rejecting proposals prepared by any enterprise. As documentation, the bidder shall submit a list of all documentation, the bidder shall submit a list of all sub bidders for each portion of potential work for MBEs, WBEs, and other business enterprises.

                           9. Documenting efforts to advise and assist interested MBEs, WBEs and other business enterprises in obtaining bonds, lines of credit, or required insurance.

                  8.3.3    Program Documentation

                           The Contractor shall submit quarterly reports to the Contract Administrator demonstrating compliance with the Department's Outreach Program, and make related records available to the Department upon request. The Reports shall be submitted on Department forms which can be obtained from the Contract Administrator, and show the following:

                           a)       the name of each participating
                                    subcontractor;

                           b) description of the work each subcontractor has contracted to perform;

                           c) the percentage of completion for the work under each subcontract;

                           d) the compensation contracted to be paid to each subcontractor (attach a copy of subcontractor's invoice);

                           e) the cumulative compensation earned by each subcontractor; and

                           f) the cumulative compensation paid to each subcontractor.

         8.4      Service Contract Worker Retention and Living Wage Policy

                  8.4.1    General Provisions

                           This contract is subject to the Service Contract Worker Retention Ordinance (SCWRO), Section 10.36 et seq, and the Living Wage Ordinance (LWO), Section
                           10.37 et seq of the Los Angeles Administrative Code. The Ordinances require that, unless specific exemptions apply, all employers who are awarded service contracts that involve expenditures in excess of $25,000 and have a duration of at least three months; and any persons who receive City financial assistance of one million dollars or more in any 12 -month period, shall comply with the following provisions of the ordinance:

                           (a) Retention for a 90-day transition period, the employees who were employed for the preceding 12 months or more by the terminated contractor or subcontractor, if any, as provided for in the SCWRO;

                           (b) Payment of a minimum initial wage rate to employees as defined in the LWO, of $7.99 per hour, with health benefits of at least $1.25 per hour, or otherwise $9.24 per hour without benefits.

                  8.4.2    Termination Provisions

                           Under the provisions of Section 10.36.3 (c) and
                           Section 10.37.5 (c) of the Los Angeles Administrative Code, the Department of Water and Power, shall have the authority, under appropriate circumstances, to terminate this contract and otherwise pursue legal remedies that may be available, if the Department of Water and Power determines that the subject Contractor or financial assistance recipient violated the provisions of the referenced Code Section.

                  8.4.3    Invoice Provisions

                           All invoices related to SCWRO and LWO Contracts shall contain the following statement:

                           "The Contractor fully complies with Section 10.36 et. seq. And Section 10.37 et. seq., SCWRO and LWO, respectively, of the Los Angeles Administrative Code."

         8.5      Child Support Policy

                  The Contractor and any Subcontractor(s) must fully comply with all applicable State and Federal employment reporting requirements for the Contractor's and any Subcontractor(s)' employees. The contractor and any Subcontractor(s) must fully comply with all lawfully served Wage and Earnings Assignment Orders and Notices of Assignment in accordance with the California Family Code. The Contractor and any Subcontractor(s) must certify that the principal owner(s) thereof (any person who owns an interest of 10 percent or more) are in compliance with any Wage and Earnings Assignment Orders or Notices of Assignment applicable to them personally. The Contractor and any Subcontractor(s) must certify that such compliance will be maintained throughout the term of the Contract.

                  Failure of the Contractor and/or any Subcontractor(s) to fully comply with all applicable reporting requirements or to implement lawfully served Wage and Earnings Assignments or Notices of Assignment or failure of the principal owner(s) to comply with any Wage and Earnings Assignments or Notices of Assignment applicable to them personally shall constitute a default under the Contract. Failure of the Contractor and/or any Subcontractor(s) or principal owner(s) thereof to cure the default within 90 days of notice of such default by the City shall subject the Contract to termination.

9.0      INSURANCE REQUIREMENTS

         9.1      General Insurance Coverage

                  Prior to the start of work, but no latter that 30 days after date of award of contract, the Contractor shall furnish the Department, evidence of coverage either on Department forms or in a form which is acceptable to the Department and the Office of the City Attorney for the kinds of insurance as specified herein. Such insurance shall be maintained by the Contractor at he Contractor's sole cost and expense.

                  Such insurance shall not limit or qualify the liabilities and obligations of the Contractor assumed under the contract. The Department shall not by reason of its inclusion under these policies incur liability to the insurance carrier for payment of premium for these policies.

                  Any insurance carried by the Department which may be applicable shall be deemed to be excess insurance and the Contractor's insurance is primary for all purposes despite any conflicting provision in the Contractor's policies to the contrary.

                  Said evidence or endorsement shall contain a provision that the policy cannot be canceled or reduced in coverage or amount without first giving 30 calendar days' notice thereof (10 days for nonpayment of premium) by registered mail to the Office of the City Attorney, Water and Power Division, Post Office Box 51111, 111 N. Hope St., Los Angeles, California 90051-0100.

                  Such evidence shall be subject to the approval of the Risk Management Section and the Office of the City Attorney. Department forms will be supplied at the time of award of contract along with instructions for completion, execution, and submission to the Department.

                  Should any portion of the required insurance be on a "Claims Made" policy, the Contractor shall, at the policy expiration date following completion of work, provide evidence that the "Claims Made" policy has been renewed or replaced with the same limits, terms and conditions of the expiring policy, or that an extended discovery period has been purchased on the expiring policy at least for the contract under which the work was performed.

                  Failure to maintain and provide acceptable evidence of the required insurance for the required period of coverage shall constitute a breach of contract, upon which the Department may immediately terminate or suspend the agreement.

                  Contractor shall be responsible for all subcontractors' compliance with the insurance requirements.

         9.2      Specific Coverage

                  9.2.1    Workers' Compensation Insurance

                           The Contractor shall provide Workers' Compensation insurance covering all of the Contractor's employees in accordance with the laws of any state in which the work is to be performed and including Employer's Liability insurance and a Waiver of Subrogation in favor the Department of Water and Power. The limit for Employer's Liability coverage shall be not less than $2,000,000.00 each accident and shall be a separate policy if not included with Workers' Compensation coverage. Evidence of such insurance shall be in the form of a special endorsement of insurance. Workers' Compensation/Employer's Liability exposure may be self-insured provided that the Department is furnished with a copy of the certificate issued by the state authorizing the Contractor to self-insure. Contractor shall notify the Risk Management Section by receipted delivery as soon as possible of the state withdrawing authority to self-insure.

                  9.2.2    Commercial General Liability Insurance

                           The Contractor shall provide Commercial General Liability insurance with Blanket Contractual Liability, Independent Contractors, Broad Form Property Damage, Premises and Operations, Products and Completed Operations, and Personal Injury coverages included. Such insurance shall provide coverage for total limits actually arranged by the contractor, but not less than $3,000,000.00 combined single limit per occurrence. Should the policy have an aggregate limit, such aggregate limits should not be less than double the Combined Single Limit and be specific for this contract. Umbrella or Excess Liability coverages may be used to supplement primary coverages to meet the required limits.

                           Evidence of such coverage shall be on the Department's additional insured endorsement form or on an endorsement to the policy acceptable to the Risk Management Section and provide for the following:

                           1) Include the Department and its officers, agents, and employees as additional insureds with the Named Insured for the activities and operations under the contract.

                           2) Severability-of-Interest or Cross-Liability Clause such as: "The policy to which this endorsement is attached shall apply separately to each insured against whom a claim is made or suit is brought, except with respect to the limits of the company's liability."

                           3) A description of the coverages included under the policy.

                  9.2.3    Commercial Automobile Liability Insurance

                           The Contractor shall provide Commercial Automobile Liability insurance which shall include coverage's for liability arising out of the use of owned, non-owned, and hired vehicles for performance of the work as required to be licensed under the California or any other applicable state vehicle code. The Commercial Automobile Liability insurance shall have not less than $2,000,000.00 combined single limit per occurrence and shall apply to all operations of the Contractor.

                           The Commercial Automobile Liability policy shall name the City of Los Angeles, the Board of Water and Power Commissioners of the City of Los Angeles, the Department of Water and Power of the City of Los Angeles, and their officers, agents, and employees while acting within the scope of their employment, as additional insureds with the Contractor, and shall insure against liability for death, bodily injury, or property damage resulting from the performance of this Agreement.

         9.3      Excess Liability

                           The Contractor may use an Umbrella or Excess
                           Liability Coverage to meet coverage limits specified in the contract. Evidence of Excess Liability shall be in the form of the Department's Excess Liability-Additional Insured Endorsement form or equivalent. The Contractor shall require the carrier for Excess Liability to properly schedule and to identify the underlying policies as provided for on the Additional Insured

                           Endorsement form, including, as appropriate,
                           Commercial General Liability, Commercial Automobile Liability, Employer's Liability, or other applicable insurance coverages.

         9.4      Fidelity Bond

                  The contractor shall maintain a fidelity bond covering Employee dishonesty in an amount arranged by the Contractor, but not less than $1,000,000 aggregate, and shall apply to any and all work performed on behalf of the Department. Said bond shall name the City of Los Angeles, the Board of Water and Power Commissioners of the City of Los Angeles, the Department, and their officers, agents and employees, as additional insureds with the Contractor individually and jointly, and shall insure against liability resulting from the Contractor's employees' dishonesty in the performance of this contract. Said bond shall contain a provision that the bond cannot be cancelled, terminated or altered without first giving 30 calendar days' written notice of such cancellation, termination or alteration as previously described under General Insurance Coverage. Evidence of such bond shall be provided to the Department in a form acceptable to the office of the City Attorney.

         9.5      Professional Liability Insurance

                  The Contractor shall provide Professional Liability insurance covering liability arising from errors and omissions made during the execution of this contract for the total limits actually arranged by the contractor, but not less than$ 1,000,000.00 per occurrence. The coverage shall include Contractual liability, and should the policy be of a claims-made form, such policy shall be maintained for not less than three (3) years after the date of final acceptance or completion of all work performed under this agreement.

         9.6      Indemnification Clause

                  The Contractor undertakes and agrees to indemnify and hold harmless the City of Los Angeles, the Department of Water and Power, the Board of Water and Power Commissioners of the City of Los Angeles, the Department, and their officers, agents, representatives, employees, assigns and successors in interest from and against any and all suits and causes of action, claims, charges, damages, demands, judgments, civil fines and penalties, or losses of any kind or nature whatsoever for death, bodily injury or personal injury to any person, including Contractor's employees and agents, or damage or destruction to any property of either party hereto, or third person in any manner arising by reason of negligent acts, errors, omissions or willful misconduct incident to the performance of this contract on the part of the Contractor, or the Contractor's officers, agents, employees, or subcontractors of any tier, except for the sole negligence or willful misconduct of the Department, its Board, officers, agents, representatives or employees.


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



10.0     INVOICES

         The Contractor shall be authorized to submit an itemized payment request for services performed on a monthly basis. Such request shall be submitted to:

                  Los Angeles Department of Water and Power
                  Mr. Reynaldo D. Reyes
                  Contract Administrator
                  P.O. Box 51111, Room 1063
                  Los Angeles, CA 90051-0100

         10.1     Invoice Detail

                  The invoice shall be submitted by the Contractor in the form of one original and three copies. The detailed invoice shall include the following information:

                  (a) Itemized charges, for Contractor services that have been pre-approved by the Department and completed during the invoice period; and

                  (b) Itemized charges for task assignments and services as requested by the Department and completed during the invoice period. Charges shall be in accordance with the respective task assignment and price schedule.

                  The Payment Request will be certified, audited, and paid by the Department within 45 days following receipt of a complete and accurate invoice. Invoice payments will not be made if the invoice is received more than six months after the billing period.

                  Each invoice shall show the contract/purchase order number, the vendor code number, the City of Los Angeles Business Tax Registration Certificate Number, and the identification of services covered by the invoices.

         10.2 Current Los Angeles City Business Tax Registration Certificate Required

                  The Contractor shall obtain and keep in full force and effect during the term of the contract all Business Tax Registration Certificates required by the City of Los Angeles Business Tax Ordinance, Article 1, Chapter II, Section 21.00 and following, of the Los Angeles Municipal Code.





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


         10.3     Taxpayer Identification Number (TIN)

                  Contractor declares that its authorized TIN is 36-3893973. No payment will be made under this agreement without a valid TIN number.

11.0     CONFLICTS

         11.1     Errors and Omissions

                  The contractor will be responsible for correcting or remedying any errors or omissions which occur in performance of the services under this Agreement and which are the result of the contractor's negligence or action. The cost of correcting or remedying any error or omission shall be borne by the contractor. Revising contractor-prepared documents at the request of the Department to incorporate comments by the public or by agencies having jurisdiction in matters of the particular task assignment is not considered to be a remedy of errors or omissions, but is considered an integral part of document preparation which may be called for by a task assignment.

         11.2     Priority of Documents

                  In the event of any conflicting provisions between the documents referenced or included in this Agreement, the priority shall be as follows:

                  a. Amendments to the Agreement, incorporating change orders, in chronological order from the most recent to the earliest.

                  b. Written Change Orders to the Agreement in chronological order from most recent to earliest.

                  c.       Agreement.

                  d.       Task Assignments.

                  e.       Other Referenced Documents.

                  Each party shall notify the other immediately upon the determination of any such conflict or inconsistency.

12.0     MONITORING OF WORK

         12.1     Records and Audits

                  The Contractor shall maintain records and books of accounts showing all costs and expenses incurred by the Contractor for this Agreement. The Department


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


                  shall have the right, upon reasonable notice, to audit the books, records, documents, and other evidence and the accounting procedures and practices, where needed, to verify the costs and expenses claimed. The Department retains this right for at least three years after final payment and until all disputes, appeals, litigation, or claims have been resolved. This right to audit shall also include inspection at reasonable times of the Contractor's office or facilities which are engaged in the performance of the Agreement. In addition, the Contractor shall, at no expense to the Department, furnish reasonable facilities and assistance for such an audit. Upon request, Contractor shall also provide copies of documents applicable to this Agreement. The audit findings shall, to the extent allowed by law, be treated by the Department as confidential.

         12.2     Right to Review Services, Facilities, and Records

                  The Department reserves the right to review any portion of the services performed by the contractor under this Agreement, and the contractor agrees to cooperate to the fullest extent possible. Contractor shall furnish to the Department such reports, statistical data, and other information pertaining to the contractor's services as shall be reasonably required by the Department to carry out its rights and responsibilities under its agreements with its bondholders or noteholders and any other agreement relating to the development of the project(s) and in connection with the issuance of its official statements and other prospectuses with respect to the offering, sale, and issuance of its bond and other obligations.

                  The right of the Department to review or approve drawings, specifications, procedures, instructions, reports, test results, calculations, schedules, or other data that are developed by the contractor shall not relieve the contractor of any obligation set forth herein.

         12.3     Department's Quality Assurance Program

                  Work performed under this agreement will be subject to review by the Department's personnel.

13.0     TITLE TO WORK

         13.1     Confidentiality of Department Information

                  All data and information, including that supplied by the Department to the Contractor, that obtained by the Contractor from the Department's customers, and that developed by the Contractor in the course of providing Program management and administration services to the Department shall be held in strict confidence and shall be used solely for the performance of the Work pursuant to this Agreement.

                  Contractor, its employees, and any subcontractors shall not disclose any Program or customer information to any person other than the



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


                  Department's personnel, or the Department's designated agent, either during the term of this Agreement or after its completion, without Contractor having obtained the prior written consent of the Department, except as provided by lawful court order or subpoena and provided contractor gives the Department advance written notice of such order or subpoena.

                  13.1.2   Department Property

                           The Contractor shall not copy any drawing, specification, technical report, or data provided by the Department. The Contractor shall return all materials provided by the Department. All materials shall be returned no later than the closing date of the Agreement.

         13.2     Right to Documentation Developed by Contractor

                  Documentation, including all reports, drawings, documents, field notes, specifications, and data developed by the contractor and its subcontractors, shall be the property of the Department, and may be used; revised, and distributed by the Department in any manner.

                  13.2.1   Nondisclosure

                           The contractor shall not disclose to others any information developed by contractor under this Agreement without prior written approval by the Contract Administrator.

                  13.2.2   Attorney Fees and Costs

                           The Parties agree that in any action to enforce the terms of this Agreement that each Party shall be responsible for its own attorney fees and costs.

         13.3     Confidentiality of Contractor Information

                  The Department, its employees and any agents or subcontractors of the Department shall not disclose any confidential or proprietary information of Contractor ("Contractor's Confidential Information") to any person other than Contractor's personnel, either during the term of the Agreement, or after its completion, without having obtained their prior written consent of Contractor

                  13.3.1 The Department agrees that, without the prior written consent of Contractor, it will not, during the term or after termination of this Agreement, directly or indirectly, disclose to any individual, corporation, or other entity, or use for its own or such other's benefit, any of Contractor's Confidential Information, whether reduced to written or other tangible form, which:


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


                           a) Is not generally known to the public or in the industry;

                           b) Has been treated by Contractor or any of its subsidiaries as confidential or proprietary; and

                           c) Is of a competitive advantage to Contractor or any of its subsidiaries and in the Confidentiality of which Contractor or any of its subsidiaries has a legally protectable interest.

                  13.3.2 Contractor's Confidential Information which becomes generally known to the public or in the industry, or, in the confidentiality of which, Contractor and its subsidiaries cease to have a legally protectable interest, shall cease to be subject to the restrictions of this Paragraph.

         13.4     Title of Collected Refrigerators and Freezers

                  13.4.1 Title to the Hazardous Material shall pass to Contractor when Contractor collects Primary or Second Refrigerator and Freezers from customers and said Title shall be held by the Contractor until the Primary or Second Refrigerators and Freezers are transported to the Department's Recycling Center. Subsequently the Title to the Hazardous Material shall pass to the Recycling Contractor.

                  13.4.2 Title to collected Primary or Second Refrigerators and Freezers shall pass to Contractor until the Primary or Second Refrigerators and Freezers are transported to the Department's Recycling Center. Subsequently, the Title to the collected Primary or Second Refrigerators and Freezers shall pass to the Recycling Contractor.

14.0     SECTION HEADING

         Section headings appearing in this Agreement are for convenience only and shall not be constructed as interpretations of text.












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



15       SIGNATURE OF AUTHORIZING AGREEMENT

         Each party was represented by counsel in the negotiations and execution of this agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized representatives on the day and year written below.

                  APPLIANCE RECYCLING CENTERS OF AMERICA- CALIFORNIA, INC.

                  By:               /s/ Jack Cameron
                           -----------------------------------------------------

                  Title:            President
                           -----------------------------------------------------

                  Dated:            9/26/02
                           -----------------------------------------------------



                          DEPARTMENT OF WATER AND POWER
                           OF THE CITY OF LOS ANGELES
                                       BY
                     BOARD OF WATER AND POWER COMMISSIONERS
                           OF THE CITY OF LOS ANGELES





                  By:               /s/David H. Wiggs, General Manager
                           -----------------------------------------------------

                  And               /s/Secretary
                           -----------------------------------------------------





                                          APPROVED AS TO FORM AND LEGALITY
                                          ROCHARD J. DELGABILLO, CITY ATTORNEY
                                                   OCT 08 2002
                                          BY MARCIA HABER KAMINE
                                          Assistant City Attorney





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